SECOND AMENDMENT TO
AMENDED AND RESTATED
SALARY CONTINUATION AGREEMENT

This Second Amendment (the “Amendment”) to the Amended and Restated Salary Continuation Agreement, dated as of July 6, 2006 and as amended December 16, 2008 (the “Agreement”), by and among Peoples Federal Savings Bank (the “Bank”) and Thomas J. Leetch (the “Executive”) is effective as of March 1, 2011.  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

WHEREAS, the parties desire to amend the Agreement in order to increase the Executive’s annual normal retirement benefit set forth in Section 2.1 of the Agreement; and

WHEREAS, pursuant to Section 8.1 of the Agreement, the Agreement may be amended by a written agreement signed by the Bank and the Executive.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.  Section 2.1.1 is hereby amended and restated to read in its entirety as follows:

“2.1.1           Amount of Benefit.  The annual benefit under Section 2.1 is One Hundred Seventy Five Thousand ($175,000).”

2.  Schedule A shall be updated to reflect the change in the amount of benefit provided in Section 2.1.1 as set forth in this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Bank, on behalf of its duly authorized officer, and the Executive have caused this Amendment  to be executed as of the dates provided below.

PEOPLES FEDERAL SAVINGS BANK

April 14, 2011	By: /s/ Christopher Lake
Date	Print Name: Christopher Lake

EXECUTIVE

April 14, 2011	/s/ Thomas J. Leetch
Date	Thomas J. Leetch